Exhibit 99.1

Exari Group, Inc.

Consolidated Financial Statements

Year Ended December 31, 2018

Table of Contents

Independent Auditors’ Report	1-2

Consolidated Financial Statements:

Consolidated Balance Sheet	3

Consolidated Statement of Comprehensive Loss	4

Consolidated Statement of Changes in Stockholders’ Deficit	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-30

Independent Auditors’ Report

To the Board of Directors of Exari Group, Inc.:

Report on the Consolidated Financial Statements

We have audited the accompanying consolidated financial statements of Exari Group, Inc. (the “Company”), which comprise the consolidated balance sheet as of December 31, 2018, and the related consolidated statements of comprehensive loss, changes in stockholders’ deficit, and cash flows for the year then ended and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Exari Group, Inc. as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

April 16, 2019, except for Note 15, as to which the date is July 17, 2019

Exari Group, Inc.

Consolidated Balance Sheet

December 31, 2018

Assets
Current assets:
Cash and cash equivalents	$9,532,065
Accounts receivable, net	10,456,598
Prepaid expenses and other current assets	2,002,697

Total current assets	21,991,360
Property and equipment, net	337,658
Other assets:
Goodwill	16,790,173
Intangible assets, net	5,381,455
Accrued interest receivable, shareholder loans	58,795

Total other assets	22,230,423

Total assets	$44,559,441

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,789,190
Accrued expenses and other current liabilities	4,431,974
Deferred revenue	14,953,769
Term debt, current portion, net	6,665,045

Total current liabilities	27,839,978
Deferred revenue, non-current portion	5,366,957
Term debt, non-current portion, net	11,199,946
Deferred tax liability	372,453
Non-current tax liability	374,450
Warrant liability	1,132,455

Total liabilities	46,286,239

Commitments
Stockholders’ deficit:
Preferred Stock, 7,466,410 shares authorized and designated;
$0.001 par value shares;
Series F, 100 shares issued and outstanding	—
Series D Convertible, 1,874,316 shares issued and outstanding	1,874
Series E Convertible, 1,221,538 shares issued and outstanding	1,222
$0.0001 par value shares;
Series G Convertible, 4,151,020 shares issued and outstanding	415
Common stock, 20,003,000 shares authorized and designated;
Class A, $0.001 par value; 20,000,000 shares designated, 5,867,795 issued and 5,847,114 outstanding	5,895
Class B, $1.00 par value; 3,000 shares designated, 2,000 issued and outstanding	2,000
Treasury stock, Class A common, at cost, 20,681 shares	(17,270)
Additional paid-in capital	19,349,612
Stock subscription receivables	(3,569,973)
Accumulated other comprehensive income	107,931
Accumulated deficit	(17,608,504)

Total stockholders’ deficit	(1,726,798)

Total liabilities and stockholders’ deficit	$44,559,441

See accompanying notes to consolidated financial statements.

Exari Group, Inc.

Consolidated Statement of Comprehensive Loss

Year Ended December 31, 2018

Revenues	$28,289,712
Operating expenses	26,927,695

Income from operations	1,362,017

Other income (expense):
Interest income	129,951
Interest expense	(2,572,923)
Loss on fair value of warrant liability	(345,252)
Other income (expense), net	(156,784)

Other expense, net	(2,945,008)

Loss before provision for income taxes	(1,582,991)
Provision for income taxes	732,391

Net loss	(2,315,382)
Other comprehensive income:
Foreign currency translation adjustment	178,841

Comprehensive loss	$(2,136,541)

See accompanying notes to consolidated financial statements.

Exari Group, Inc.

Consolidated Statement of Changes in Stockholders’ Deficit

Year Ended December 31, 2018

	Preferred Stock								Common Stock				Treasury Stock		Additional Paid-in Capital	Stock Subscription Receivables	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Stockholders’ Deficit
	Series F		Series D Convertible		Series E Convertible		Series G Convertible		Class A Shares		Class B Shares
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance at December 31, 2017	100	$—	1,874,316	$1,874	1,221,538	$1,222	4,151,020	$415	5,780,015	$5,807	2,000	$2,000	(20,681)	$(17,270)	$18,364,526	$(3,544,973)	$(70,910)	$(15,293,122)	(550,431)
Exercise of common stock options (see Note 10)	—	—	—	—	—	—	—	—	87,780	88	—	—	—	—	122,568	(25,000)	—	—	97,656
Share-based compensation expense	—	—	—	—	—	—	—	—	—	—	—	—	—	—	862,518	—	—	—	862,518
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	178,841	—	178,841
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(2,315,382)	(2,315,382)

Balance at December 31, 2018	100	$—	1,874,316	$1,874	1,221,538	$1,222	4,151,020	$415	5,867,795	$5,895	2,000	$2,000	(20,681)	$(17,270)	$19,349,612	$(3,569,973)	$107,931	$(17,608,504)	$(1,726,798)

See accompanying notes to consolidated financial statements.

Exari Group, Inc.

Consolidated Statement of Cash Flows

Year Ended December 31, 2018

Cash flows from operating activities:
Net loss	$(2,315,382)
Adjustments to reconcile net loss to net cash provided in operating activities:
Depreciation and amortization	1,102,548
Non-cash interest expense	1,700,421
Share-based compensation expense	862,518
Change in fair value of derivative warrant liability	345,252
Deferred tax benefit	(212,679)
Changes in operating assets and liabilities:
Accounts receivable	6,363,894
Prepaid expenses and other current assets	(214,818)
Accrued interest receivable	91,306
Accounts payable	(1,932,275)
Accrued expenses and other current liabilities	547,506
Non-current tax liability	374,450
Deferred revenue	1,131,943

Net cash provided in operating activities	7,844,684

Cash flows from investing activities:
Purchase of property and equipment	(235,710)

Net cash used in investing activities	(235,710)

Cash flows from financing activities:
Exercise of Class A common stock options	97,656
Payment of debt issuance costs	(751,351)

Net cash used in financing activities	(653,695)

Effect of exchange rates on cash	(502,430)

Change in cash and cash equivalents	6,452,849
Cash and cash equivalents at beginning of year	3,079,216

Cash and cash equivalents at end of year	$9,532,065

Supplemental cash flow information:
Income taxes paid	$237,374
Interest paid	1,167,283
Supplemental disclosure of non-cash financing activities:
Issuance of stock subscription receivables:
Class A common stock option exercises	$25,000

See accompanying notes to consolidated financial statements.

Exari Group, Inc.

Notes to Consolidated Financial Statements

Year Ended December 31, 2018

1.	BUSINESS OPERATIONS

Exari Group, Inc. (“Group”), a Delaware Corporation, consists of the following active wholly-owned subsidiaries (collectively referred to as the “Company”):

Exari Systems, Inc. (“Exari US”) - Boston, Massachusetts

Exari Systems Pty Ltd. (“Exari AU”) - Melbourne, Australia

Exari Solutions (Europe) Ltd. (“ESE”) - Dundee, Scotland

Exari Norway AS (“Exari NO”) (formerly CMA Contiki AS) - Oslo, Norway

Exari Systems GmbH (“Exari GmbH”) - Munich, Germany

Exari Limited (formerly Adsensa Limited) - London, England

Exari Vision Inc. (formerly Adsensa Corporation) - Chicago, Illinois

The Company provides Contract Lifecycle Management (“CLM”) software solutions worldwide. The enterprise CLM software solution is a management solution that provides control and insight of the value and risks within a company’s contracts and agreements. The software and services sold creates a unified solution for enterprise contract management to automate contract processing and identify client relationship, revenue and supply chain risks.

The Company is subject to risks associated with technology-oriented companies, principal among these are the risks associated with dependence on key individuals, rapid technology change, competition from larger, more financially independent competitors, the need for successful development and marketing of services and products, and the need to obtain adequate financing to fund future operations.

In 2018, the Company applied to have two dormant companies, CMA Contiki UK Ltd. and Exari Systems UK Ltd., dissolved under the Companies’ Act of 2006.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of significant accounting policies followed by the Company in the preparation of the accompanying consolidated financial statements is set forth below:

Principles of Consolidation

The consolidated financial statements include the accounts of Exari Group, Inc. and its wholly-owned subsidiaries, Exari US, Exari AU, ESE, Exari NO, Exari GmbH, Exari Limited and Exari Vision. All significant inter-company accounts and transactions have been eliminated in consolidation.

Goodwill

Goodwill is reviewed for impairment annually and/or when circumstances or other events indicate that impairment may have occurred. The Company’s impairment analysis will first incorporate a qualitative assessment of whether it is more likely than not that a reporting unit’s fair value is less than its carrying amount before applying the two-step goodwill impairment test. Circumstances that are considered as part of the qualitative assessment and could trigger the two-step impairment test include, but are not limited to: a significant adverse change in the business climate; a significant adverse legal judgment; adverse cash flow trends; and unanticipated competition. The reporting unit has been defined as the consolidated entity. Based upon our qualitative assessment in 2018, it was more likely than not that the fair value of the reporting unit was greater than the carrying amount and no impairment exists as of December 31, 2018.

Liquidity and Management’s Plan

The Company is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the entity’s ability to continue as a going concern within one year after the date the financial statements are available to be issued. The Company has experienced continued, although reduced, net losses as of December 31, 2018. The Company expects its cash balance at December 31, 2018, collection of accounts receivable and continued focus on new business and renewals will provide sufficient funds to repay debt obligations as they become due and continue as a going concern within one year after the date the financial statements are available to be issued.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Foreign Currency Translation

The operations of the Company’s subsidiaries are measured in the functional currency of each location. The operations of Exari AU are measured in Australian dollars. ESE and Exari Limited are measured in Great British Pounds, Exari NO is measured in Norwegian Kroner and Exari GmbH is measured in Euros. The operations of each entity are translated into U.S. dollars for presentation in the consolidated financial statements. Assets and liabilities of the Company’s foreign subsidiaries have been translated using the foreign currency exchange rate at the balance sheet date.

Revenues and expenses are translated annually at the weighted average currency exchange rate based on the actual rate posted on the date of the transaction, and cash flows were either reported using exchange rates in effect at the time of the cash flows or at the weighted average rate for the period.

The related foreign translation gain (loss) is reflected in comprehensive loss and the accumulated other comprehensive income (loss) account included as a component of stockholders’ deficit. Foreign exchange gains and losses arising from transactions denominated in a currency other than the functional currency are included in other income (expense) in the consolidated statement of comprehensive loss.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

Revenue Recognition

The Company’s revenue is derived from four primary sources: (i) software subscriptions, (ii) software perpetual licenses, (iii) maintenance and support (PCS), and (iv) services including implementation, consulting and training. The Company recognizes revenue provided that persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection of the related receivable is probable.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Revenue Recognition (continued)

Subscription revenue is deferred and recognized ratably over the subscription term, generally 12 to 36 months. Payments for subscriptions are generally made annually in advance and are nonrefundable.

In general, perpetual license revenue is recognized at the time of delivery of the software. Revenue from associated PCS is deferred and recognized ratably over the PCS agreement term which is generally twelve months.

Revenue from implementation, consulting and training services is generally recognized as the related services are performed with billings generally based on standard hourly rates on a time and materials basis. For fixed fee contracts, the Company reviews efforts expended toward project completion when recognizing revenue on a percentage of completion basis.

The Company’s multiple element arrangements could include the following elements:

i)	software subscriptions, which could include term-based access to the software, PCS and hosting, along with implementation, consulting, training and other services, or

ii)	software perpetual licenses, and related PCS.

In a multiple element arrangement where the Company has determined that vendor-specific objective evidence (“VSOE”) exists for all elements, arrangement consideration is allocated based on VSOE. When VSOE exists for all undelivered elements but not the delivered element, the Company utilizes the residual method. In multiple element arrangements where the Company does not have VSOE for all elements or all undelivered elements, total arrangement consideration is recognized over the delivery period of the undelivered element.

Deferred revenue, which is billed in advance of when revenue is recognized, may include any combination of subscription, hosting, services, and perpetual license revenue at a balance sheet date.

Accounts Receivable and Allowance for Doubtful Accounts

The Company carries its accounts receivable at the invoiced cost. The Company evaluates its accounts receivable to establish an allowance for doubtful accounts. The allowance for doubtful accounts is management’s best estimate of probable losses incurred. Factors considered include economic conditions and each customer’s payment history and credit worthiness. Individual accounts receivable balances are written off when deemed uncollectible, with any future recoveries recorded as income when received. The Company maintained an allowance for doubtful accounts at December 31, 2018 of $199,468.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which range from 3 to 5 years. Leasehold improvements are amortized over the shorter of the useful life of the related assets or the lease term. Major additions and betterments are capitalized while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred.

Intangible Assets Subject to Amortization

Intangible assets acquired in a business combination are recognized at fair value using generally accepted valuation methods deemed appropriate for the type of intangible asset acquired and reported net of accumulated amortization. Intangible assets with finite lives are amortized over their estimated useful lives of 4 to 10 years. Intangible assets include developed technology, trade names and customer relationships obtained through business acquisitions.

Advertising Costs

Advertising costs are charged to operations as incurred and amounted to $46,996 for the year ended December 31, 2018.

Fair Value of Financial Instruments

Certain assets of the Company are carried at fair value under accounting principles generally accepted in the United States (“GAAP”). Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

•

Level 1—Quoted prices in active markets for identical assets or liabilities. Valuations are obtained from readily available pricing sources for market transactions involving identical assets and liabilities.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments (continued)

•

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

•

Level 3—Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

The Company’s warrant liability is carried at fair value, determined according to Level 3 inputs in the fair value hierarchy described above (see Note 3). Unless otherwise indicated, the fair values of the remaining financial instruments approximate their carrying amounts. By their nature, all financial instruments involve risk, including credit risk for non-performance by counterparties. The fair values of cash and cash equivalents, accounts receivable, accounts payable, and accrued expenses approximate their recorded amounts because of their relatively short settlement terms. Based on borrowing rates currently available to the Company for obligations with similar terms, the carrying value of long-term debt approximates fair value.

Deferred Financing Costs

Deferred financing costs represent costs incurred in connection with obtaining long-term debt financing and are amortized to interest expense over the term of the related debt.

Derivative Warrant Liability

The Company classifies warrants for the purchase of shares of its convertible preferred stock (see Notes 3 and 7) as a liability on its consolidated balance sheets as these warrants are free-standing financial instruments that may require the Company to transfer assets upon exercise.

The warrant liability was initially recorded at fair value upon the date of the warrant issuance and is subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant liability are recognized as a component of other income (expense) in the consolidated statement of comprehensive loss. Changes in the fair value of the warrant liability will continue to be recognized until the warrants are exercised, expire or qualify for equity classification.

Exari Group, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Derivative Warrant Liability (continued)

The fair value of the warrants was determined to be equal to 1% of the total equity value of the Company, based on the equity ownership available to the holder upon exercise, as defined in the agreement. The total equity value of the Company was determined using the discounted cash flow method, which takes into account estimated future cash flows of the Company and which incorporates assumptions and estimates. The Company assesses these assumptions and estimates at each reporting date as additional information impacting the assumptions is obtained. Estimates and assumptions impacting the fair value measurement include a market based discount rate, which is in turn based on the weighted-average cost of capital, and a terminal value which is derived from projected revenues for future periods.

Royalty Expenses

In certain customer transactions, the Company integrates third-party software(s) for use with a subscription purchased. Royalty fees for the year ended December 31, 2018 amounted to $265,720, for the use of these third-party software(s) and are included on the consolidated statement of comprehensive loss within operating expenses.

Research and Development and Software Development Costs

Research and development efforts include improving and enhancing the features, functionality, and security of existing service offerings, as well as developing new service offerings. The Company expenses research and development costs as incurred. The Company begins to capitalize software development costs when a product’s technological feasibility is established. Capitalization ceases when a product is available for general release to customers. To date, the period between reaching technology feasibility and the general release of the products has been short and software development costs which would have qualified for capitalization during those periods have been insignificant. The Company’s research and development expense was approximately $4,213,000 in 2018 which includes software development costs and is included in operating expense in the accompanying consolidated statement of comprehensive loss, net of research and development tax credits.

Research and development tax credits issued by local tax departments are recognized in operating expenses on a systematic basis over the periods in which the Group recognizes as expenses the related research and developments costs for which the grants are intended to compensate. These research and development tax credits that are receivable as compensation for expenses already incurred for the purpose of giving immediate financial support to the Group with no future related costs are recognized as a reduction to operating expense in the period in which they become receivable. The Company recognized research and development tax credits of $244,812 for the year ended December 31, 2018.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Share-Based Compensation

The Company records share-based payments at fair value. The measurement date for compensation expense related to employee awards is generally the date of the grant. The measurement date for compensation expense related to nonemployee awards is generally the date that the performance of the awards is completed and, until such time, the fair value of the awards are remeasured at the end of each reporting period. The fair value of awards is recognized as expense in the consolidated statement of comprehensive loss over the requisite service period, which is generally the vesting period. Forfeitures are accounted for as they occur.

The fair value of options is calculated using the Black-Scholes option pricing model. This option valuation model requires assumptions including, among others, the volatility of the stock price, the expected term of the option and the risk-free interest rate.

The following assumptions were used to estimate the fair value of stock options granted using the Black-Scholes option pricing model for the year ended December 31, 2018:

Dividend yield	0.00%
Risk-free interest rate	2.79 - 3.07%
Expected life	6.25 years
Volatility	32.70 - 75.00%

Due to its limited operating history and limited number of sales of its common stock, the Company estimates the volatility of its stock in consideration of a number of factors including the volatility of comparable public companies. The expected term is the estimated period the options are expected to be outstanding and is calculated using the simplified method which is based upon an average of the vesting period and the contractual term of the option. The assumed dividend yield is based on the Company’s expectation of not paying dividends in the foreseeable future. The risk-free interest rate is based on the U.S. Treasury yield in effect at the time of grant.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

For federal, state and foreign income taxes, deferred tax assets and liabilities are recognized based upon temporary differences between the financial statement and the tax basis of assets and liabilities. Deferred income taxes are based upon prescribed rates and enacted laws applicable to periods in which differences are expected to reverse. A valuation allowance is recorded when it is more likely than not that some portion or all the deferred tax assets will not be realized. Accordingly, the Company provides a valuation allowance, if necessary, to reduce deferred tax assets to amounts that are realizable.

Tax positions taken or expected to be taken in the course of preparing the Company’s tax returns are required to be evaluated to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a more-likely-than-not threshold would be recorded as a tax expense in the current year. It is difficult to predict the final timing and resolution of any particular uncertain tax position. Based on the company’s assessment of many factors, including past experience and complex judgments about future events, the company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months.

The Company’s policy is to recognize interest and penalties related to income tax matters in income tax expense. During the year ended December 31, 2018, the Company recognized approximately $163,000 in interest and penalties which is accrued at December 31, 2018. Generally, the Company is not subject to federal and state tax examinations by tax authorities for tax filings before 2015. In a similar manner, foreign tax returns filed by the Company’s wholly-owned subsidiaries are subject to examination by local authorities.

Impairment of Long-lived Assets

The Company reviews the carrying value of its long-lived assets if facts and circumstances suggest that they may be impaired. The carrying values of such assets are considered impaired when the anticipated identifiable undiscounted cash flows from such assets are less than their carrying values. An impairment loss, if any, is recognized in the amount of the difference between the carrying amount and fair value. No impairment losses were recognized during the year ended December 31, 2018.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

3.	FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy utilized to determine such fair values:

	As of December 31, 2018
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$—	$—	$1,132,455	$1,132,455

	$—	$—	$1,132,455	$1,132,455

There were no assets measured at fair value and no other liabilities measured at fair value at December 31, 2018.

An analysis of the change in this Level 3 warrant liability for the year ended December 31, 2018 follows:

Fair value, at December 31, 2017	$787,203
Change in fair value	345,252

Fair value, at December 31, 2018	$1,132,455

Valuation of Warrant Liability

The warrant liability in the table above represents the fair value of warrants to purchase Series G convertible preferred stock that were issued to a lender (see Note 7). The fair value of the warrant liability was determined based on significant inputs not observable in the market, which represents a Level 3 measurement within the fair value hierarchy.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2018:

Computer hardware	$983,540
Furniture and fixtures	238,583
Books/Publications	35,030
Leasehold improvements	73,648
Computer software	68,925

1,399,726
Less accumulated depreciation and amortization	1,062,068

Net property and equipment	$337,658

Depreciation and amortization expense on property and equipment was $147,832 for the year ended December 31, 2018.

5.	INTANGIBLE ASSETS

Intangible assets at December 31, 2018 consist of the following:

	Gross Carrying	Accumulated Amortization
Customer relationships	$4,750,000	$(1,182,407)
Existing technology	2,320,000	(769,667)
Trade names	320,000	(86,845)
Other	573,959	(543,585)

Total	$7,963,959	$(2,582,504)

Amortization of intangible assets for the year ended December 31, 2018 amounted to $955,292 and has been included in operating expenses on the consolidated statement of comprehensive loss.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

INTANGIBLE ASSETS (continued)

As of December 31, 2018, the estimated aggregate amortization expense on definite-lived intangible assets for each of the five succeeding fiscal years is summarized as follows:

Year ending December 31,
2019	$958,484
2020	952,234
2021	864,317
2022	846,984
2023	671,984
Thereafter	1,087,452

$5,381,455

6.	TRANSACTIONS WITH RELATED PARTIES

The majority shareholders of the Company own 100% of a related entity that provides management and operations services to the Company under a Master Services Agreement. The Company incurred $1,236,809 of expense under this agreement for the year ended December 31, 2018. The Company also holds in accounts payable cumulative balances owed to this entity of $78,204 as of December 31, 2018.

The majority shareholders of the Company also own 100% of a related entity that provides advisory and transaction support services to the Company. The Company incurred $797,524 of expense in connection with these services for the year ended December 31, 2018. The Company also holds in accounts payable cumulative balances owed to this entity of $697,524 as of December 31, 2018.

7.	DEBT AND WARRANTS

The Company’s outstanding borrowings, net of related discounts, consisted of the following at December 31, 2018:

Subordinated Notes - due to shareholders	$3,164,975
Loan and Security Agreement with Wellington Partners
Revolver	4,800,000
Term Loan	8,012,855
Adsensa Notes	1,859,471
Other loans	27,690

Term debt, net of discounts	$17,864,991

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

DEBT AND WARRANTS (continued)

Subordinated Notes

In conjunction with the Company’s acquisition of Adsensa Limited (“Adsensa”), in May 2017, the Company raised $4,600,000, including $1,288,001 from the issuance of Class A Common Stock and $3,311,999 from the issuance of subordinated notes (the “Subordinated Notes”) with certain new and existing investors. The Subordinated Notes bear interest at 2.04% per annum and principal and accrued interest are due and payable on November 25, 2022.

The Company incurred debt issuance costs of $198,720 in connection with the issuance of the Subordinated Notes, which were recorded in the Company’s balance sheet as a debt discount and are amortized over the life of the Subordinated Notes using the effective interest method.

As of December 31, 2018, the carrying value of the Subordinated Notes was $3,164,975, net of unamortized debt discount was $147,024.

Loan and Security Agreement with Wellington Partners and Warrant

On May 30, 2017, the Company executed a loan and security agreement with WF Fund V Limited Partnership (“Wellington” or the “Lender”) for a revolving line of credit (the “Revolver”) in the initial amount of up to $5,000,000 and a term loan (the “Term Loan”) for $9,000,000 (together, the “Loans”) to finance the acquisition of Adsensa, and for working capital and general corporate purposes. The parties to the Revolver are ESE and Exari Limited. The parties to the Term Loan were Group, Exari US and Adsensa US. Aggregate debt issuance costs of approximately $1,942,268 were recorded in the Company’s balance sheet and are allocated on a pro rata basis to the Revolver and Term Loan. The debt issuance costs allocated to the Term Loan of $1,306,044 were recognized on the balance sheet as a discount to the Term Loan and are amortized over the life of the Term Loan using the effective interest method. The debt issuance fees allocated to the Revolver of $636,244 were recognized on the balance sheet as an asset and are amortized on a straight-line basis over the life of the Revolver commitment.

In conjunction with the issuance of the Loans, the Company also issued a warrant to the Lender to initially purchase 145,301 shares of Series G Preferred Stock with an exercise price of $1.00. The warrant expires upon the fifth anniversary of a public offering or at the close of a cash acquisition, as defined within the warrant agreement. The warrant provides the holder value that approximates 1.0% of the total equity value of the Company. As the terms of the warrant provide the holder with the option to require the Company or its

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

DEBT AND WARRANTS (continued)

Loan and Security Agreement with Wellington Partners and Warrant (continued)

successor to deliver cash or other assets upon occurrence of specific events, the fair value of the warrant was classified as a liability at issuance and remeasured to fair value at each reporting date (see Note 3). The initial fair value of the warrant was $803,000 and was allocated to the Revolver and Term Loan on a pro rata basis and included as a component of debt issuance costs.

At inception, the Term Loan had an initial carrying value of $7,693,956, comprised of the $9,000,000 principal amount less debt issuance costs (including the fair value of the warrant) of $1,306,044 allocated to the Term Loan. At inception, the Company drew $4,800,000 of the $5,000,000 Revolver commitment.

The Revolver has a maturity and balloon payment date of May 30, 2019 and a floating interest rate of Prime plus 2.00% per annum (7.5% as of December 31, 2018), with the interest rate floor at 5.50%. The Term Loan has a maturity and balloon payment date of May 30, 2022 and a fixed interest rate of 12.0% per annum. The Company may elect to defer 3.0% of the interest rate as paid in kind interest at the beginning of each year. Interest is due monthly in arrears. At the occurrence of an event of default, the interest rate on the Revolver and Term Loan will increase to 14.0% and 18.0%, respectively. The default interest shall remain until the event of default is cured or waived.

The Company may elect to increase the Term Loan commitment amount by up to $10,000,000 at any time before the maturity date. The increase in the Term Loan commitment amount will be accompanied by paying a 1.50% fee and issuance of additional warrants to purchase Series G Preferred Stock.

The Loans are subject to several acceleration clauses that require a prepayment fee up until the fourth anniversary of the closing date. The Company may prepay the Loans at any time and the Lender may elect to redeem the Loans upon an event of default. The Loans are subject to mandatory prepayments upon the occurrence of events such as over advances, asset sales, receipt of insurance proceeds, and change in control. The Company is bound by customary affirmative and negative covenants in connection with the loan and security agreement. As of December 31, 2018, the Company was in compliance with all covenants.

As of December 31, 2018, the Term Loan has a carrying value of $8,012,855 and the Revolver has a balance of $4,800,000 outstanding. The unamortized balance of deferred financing costs related to the Revolver was $130,731 and $987,145 related to the Term Loan as of December 31, 2018.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

DEBT AND WARRANTS (continued)

Adsensa Notes and Warrant

In connection with the acquisition of Adsensa, ESE issued promissory notes (the “Adsensa Notes”) in favor of the Adsensa shareholders in an aggregate principal amount of 1,600,000 GBP (approximately $2,054,000). The Adsensa Notes bear interest at 1.15% per annum and principal and accrued interest are due and payable on May 30, 2019.

In exchange for its guarantee of the Adsensa Notes, the Company issued to a related entity (see Note 6) a warrant to purchase 177,601 shares of the Company’s Class A Common Stock at an exercise price of $5.72 per share and are exercisable for seven years from the date of issuance. The warrants were classified as equity, and accordingly, the fair value of the warrants on the date of issuance of $712,217 was recorded as a discount on the Adsensa Notes with a corresponding adjustment to Additional Paid-in Capital.

The Adsensa Notes were recorded at their issuance date fair value of $1,926,000, which represented an additional discount of $128,560. The combined discount of $840,777 is being amortized over the life of the Adsensa Notes using the effective interest method. As of December 31, 2018, the Adsensa Notes have a carrying value of $1,859,471, net of the unamortized discount of $212,735 and including accrued interest of $37,428.

Future Minimum Payments

As of December 31, 2018, the aggregate minimum future principal payments due in connection with the Subordinated Notes, Term Loan, Revolver and Adsensa Notes are summarized as follows:

Year Ending December 31,
2019	$6,830,440
2020	—
2021	—
2022	12,311,999

$19,142,439

8.	PREFERRED STOCK

As of December 31, 2018, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue 7,466,410 shares of preferred stock, of which 1,874,316 shares, 1,221,538 shares, 100 shares and 4,370,456 shares were designated as Series D, Series E, Series F and Series G Preferred Stock, respectively.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

PREFERRED STOCK (continued)

As of December 31, 2018, the significant terms of the Series D, Series E, Series F, and Series G Preferred Stock (collectively “Preferred Stock”) are as follows:

Voting

The holders of the Series D, Series E and Series G Preferred Stock (“Voting Preferred Stock”) are entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Voting Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matters. Holders of Voting Preferred Stock shall vote together with the holders of Common Stock as a single class on all actions to be taken by the stockholders of the Company. The holders of the Voting Preferred Stock shall be entitled to separately elect six directors of the Company, referred to as the “Preferred Directors”. Holders of Series F Preferred Stock shall have no voting rights.

Dividends

Accruing Dividends are compounded monthly and shall be at 8% of the specific series of Voting Preferred Stock Original Issue Price, subject to adjustments for stock dividends, stock splits or recapitalizations. The dividends shall accrue daily whether or not declared, and are cumulative; provided however that Accruing Dividends shall be payable only upon a Deemed Liquidation Event. Series F Preferred Stock does not accrue dividends.

The Company shall not declare, pay, or set aside any dividends (other than dividends payable on shares of Common Stock in the form of shares of Common Stock) on shares of Common Stock or Preferred Stock, unless the holders of Voting Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Voting Preferred Stock, as applicable, in an amount at least equal to (i) the amount of the aggregate Accruing Dividends then accrued on such share of Voting Preferred Stock and not previously paid and (ii) (A) in the case of a dividend on Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Voting Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of Voting Preferred Stock, in each case calculated on the record date for determination of holders entitled to receive such dividend or (B) in the case of a dividend on any class or series that is not convertible into Common Stock, at a rate per share of Voting Preferred Stock determined by (1) dividing the amount of the dividend payable on each share of such class or series of capital stock by the original issuance price of such class or series of capital stock and (2) multiplying such fraction by an amount equal to the applicable Original Issue Price of Voting Preferred Stock. All dividend calculations and payments shall be subject to adjustment in the event of any stock dividend, stock split, or recapitalizations with respect to such class or series.

During the year ended December 31, 2018, no dividends have been declared or paid by the Company.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

PREFERRED STOCK (continued)

Liquidation Preference

In the event of any liquidation event, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series F Preferred Stock then outstanding shall be entitled to be paid first out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Series D, Series E and Series G Preferred Stock and Common Stock by reason of their ownership thereof.

The Series F Preferred Deemed Liquidation payment is equal to 5% of the gross pre-tax proceeds of the liquidity transaction, as defined, amount and shall be paid out of the assets of the Company prior to any payment made to the holders of Voting Preferred Stock or Common Stock. The liquidity transaction amount must exceed $8,433,000 to be considered a Series F Preferred Stock Deemed Liquidation Event.

A Series F Deemed Liquidation Event occurs when one or more of the following types of transactions is consummated without at least a majority of the outstanding shares of Voting Preferred Stock electing otherwise: (i) merger or consolidation in which the Company or any of its subsidiaries is a party (ii) the acquisition of all or a substantial portion of the business, assets or equity of the Company or any of its subsidiaries by a third party, or product line or business by a third party, subject to certain excluded transactions, or (iii) the sale, issuance or transfer of securities in any transaction or series of transactions which result in the stockholders of voting securities prior to the transaction or series of transactions hold less than 50% of the voting securities after such transaction or series of transactions. The triggering event(s) for payment of this dividend expires on December 26, 2018 or within thirty-six months after such date if a liquidity transaction is executed.

After payment of the Series F Liquidation Amount, the holders of Series D, Series E and Series G Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made to the holders of Common Stock by reason of their ownership thereof. Series D and Series E Preferred Stock shall be paid an amount per share equal to the applicable Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with all dividends declared but unpaid.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

PREFERRED STOCK (continued)

Liquidation Preference (continued)

The holders of Series G Preferred Stock shall be entitled to be paid an amount per share equal to two times the Original Issue Price, plus any Accruing Dividends accrued but unpaid thereon, whether or not declared, together with all dividends declared but unpaid.

Liquidation amounts by Preferred Stock Series as of December 31, 2018 are noted below:

Series D	$5,721,563
Series E	1,628,467
Series G	12,546,032

Total liquidation preference	$19,896,062

In the event that the proceeds distributed to the holders of the Series D, E and G Preferred Stock are insufficient to permit the payment to such holders for the full preferential amount, then the Company’s assets available for distribution shall be distributed ratably among the holders of the Series D, Series E and Series G Preferred Stock.

Upon completion of the preferential payment to the holders of the Preferred Stock, as provided for above, the holders of the Common Stock and Series G Preferred Stock shall receive the remaining proceeds on a pro rata basis.

Conversion(s)

Each share of Voting Preferred Stock is convertible, at the option of the holder, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Class A Common Stock as is determined by dividing the applicable original issue price by the applicable conversion price. Each conversion price is subject to adjustment for certain anti-dilution provisions and other events, as defined in the Company’s Articles of Incorporation. The conversion prices for both measurement dates of December 31, 2018 were $1.80, $0.91 and $1.34906 for the Series D, E and G Preferred Stock, respectively.

Mandatory Conversion

A mandatory conversion for the Voting Preferred Stock into Class A Common Stock shall automatically occur upon the earlier of: (i) a qualified public offering at a share price of at least $5.40 per share and gross proceeds to the Company of $25,000,000 or (ii) upon written consent of at least a majority of the holders of Voting Preferred Stock. All the outstanding shares of Voting Preferred Stock shall automatically convert into shares of Class A Common Stock at the then effective conversion rate and such shares may not be reissued by the Company.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

9.	COMMON STOCK

As of December 31, 2018, the Company’s certificate of incorporation, as amended and restated, authorized the Company to issue 27,469,410 shares of capital stock, of which 20,000,000 shares were designated Class A Common Stock, par value $0.001 per share, and 3,000 shares were designated Class B Common Stock, par value of $1.00 per share.

Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders provided however that, except as otherwise required by law, holders of Common Stock, as such shall not be entitled to vote on any amendment to the certificate of incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of one or more other such series are entitled to vote thereon pursuant to the certificate of incorporation or pursuant to the General Corporate Law.

Liquidation Preference

In the event of any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock, the remaining assets of the Corporation available for distribution to its stockholders shall be distributed among the holders of the Common Stock and Series G Preferred Stock, pro rata based on the number of shares held by each such holder. With respect to the Series G Preferred Stock, the distribution shall be based on the number of shares of Class A Common Stock which the Series G Preferred Stock would convert into.

Common stockholders are entitled to receive dividends, if any, as may be declared by the Board of Directors, subject to the prior rights of holders of the Preferred Stock outstanding. The holders of the Common Stock shall be entitled to separately elect any of the unfilled six director seats of the Company. Upon the dissolution or liquidation of the Company, the holders of the Common Stock will be entitled to receive all assets of the Company available for distribution to its stockholders, subject to the preferential rights of any then outstanding Preferred Stock.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

10.	STOCK OPTION PLAN

The Company has a 2008 Stock Option Plan under which 5,000,000 shares of the Company’s Common Stock are reserved and the 2018 Equity Incentive Plan under which 1,000,000 shares of the Company’s Common Stock are reserved for issuance to employees, directors, and consultants (collectively, the “Plans”).

Options granted under the Plans may be incentive stock options or non-statutory stock options. Stock purchase rights and restricted stock may also be granted under the Plans. Incentive stock options may only be granted to employees. The exercise price of the incentive stock options and non-statutory stock options shall be not less than 100% of the fair market value per share of the Company’s Common Stock on the grant date. If an individual owns stock representing more than 10% of the outstanding shares, the price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. The Company’s Board of Directors is responsible for the administration of the Plans and is also responsible for determining the terms and conditions of each award. Generally, stock options issued under the Plans vest over a period of four years and have contractual lives of 10 years.

As of December 31, 2018, there were 1,546,922 shares of Common Stock available for future grants under the Plans.

The following table summarizes the activity of the stock options issued under the Plans for the year ended December 31, 2018:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
	Options	Exercise	Term	Intrinsic
	Outstanding	Price	in Years	Value
Outstanding at December 31, 2017	1,518,364	$3.14	8.40	$19,643,969
Granted	355,000	6.40
Exercised	(87,780)	1.90
Forfeited	(116,006)	4.50

Outstanding at December 31, 2018	1,669,578	$3.81	7.98	$23,681,835

Options exercisable at December 31, 2018	800,968	$2.48	6.87	$3,151,437

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

STOCK OPTION PLAN (continued)

The weighted average fair value per stock option granted during the years ended December 31, 2018 was $2.49. As of December 31, 2018, there was approximately $2,196,732 of unrecognized compensation expense. This compensation expense is related to non-vested share-based compensation arrangements granted under the Plans which is expected to be recognized over a weighted average period of approximately three years.

The Company recorded $862,518 of share-based compensation expense, included in operating expenses, for the year ended December 31, 2018.

During 2018, 87,780 stock options were exercised for gross proceeds of $122,656, including the issuance of loans receivable of $25,000. The intrinsic value of options exercised during 2018 was approximately $792,000.

Loans to Shareholders

Included as proceeds from exercises of stock options since formation of the 2008 Plan was loans receivable from shareholders inclusive of each shareholder’s portion of legal costs under the stock option loan program. The outstanding principal balance on the loans receivable was $3,205,944 as of December 31, 2018. The Company issued additional loans of $25,000 during 2018. The notes are secured by the respective shares in the Company along with recourse to the personal assets of the shareholder. These notes bear interest at fixed rates ranging from 1.5% to 5.95% as stated in the note agreements. Interest is due to the Company by the shareholders annually in arrears. The principal balance and any accrued unpaid interest is due upon maturity at the earlier of five years from the note date, an exit event or termination of employment, as defined in the Loan Participation Agreement. As of December 31, 2018, the outstanding principal balance is included within stock subscription receivables on the consolidated balance sheets.

11.	401(K) AND PENSION SAVINGS PLANS

Exari US has established a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet the minimum age requirement and allows participants to defer a portion of their annual compensation subject to certain IRS limitation. There were no Company contributions to the plan for the years ended December 31, 2018.

On October 1, 2014, Exari UK established an employer sponsored occupational pension scheme pursuant to the Pensions Act of 2008. Employer contributions as a percent of basic earnings are referred to as the “Schedule of Payments” for the purposes of Section 87 of the Pensions Act 1995. The employer contribution rate from inception through September 30, 2017 was 2.0%, with the rate increasing to 3% and 4%, respectively, for September 30, 2018 and 2019. Contributions expense for this pension scheme was $114,300 the year ended December 31, 2018.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

12.	INCOME TAXES

The components of the income tax provision (benefit) for the year ended December 31, 2018 is as follows:

Current expense	$945,070
Deferred benefit	(212,679)

Total provision	$732,391

The income tax provision for the year ended December 31, 2018 includes current federal, state and foreign income taxes.

Management has determined that it is more likely than not that the Company will not realize the benefits from a significant portion of its net deferred tax assets and, as a result, a valuation allowance was established at December 31, 2018.

Components of the Company’s deferred taxes at December 31, 2018 is as follows:

Deferred tax assets:
Net operating loss carryforwards	$1,631,552
Deferred revenue	1,607,209
Accrued expenses	147,155
Other	21,211

3,407,127
Valuation allowance	(2,587,420)

819,707

Deferred tax liabilities:
Intangible assets	(1,030,018)
Fixed assets	(21,687)
Other	(140,455)

(1,192,160)

$(372,453)

At December 31, 2018, the Company had net operating loss carryforwards of approximately $7,716,000. The federal and state net operating loss carryforwards will begin to expire in 2023 unless utilized. Net operating loss carryforwards generated by foreign subsidiaries have similar expiration terms. The valuation allowance increased by $286,541 in 2018.

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

INCOME TAXES (continued)

Under the provisions of the Internal Revenue Code, certain substantial changes in the Company’s ownership, including a sale of the Company or significant changes in ownership due to the sale of capital stock, may have limited, or may limit in the future, the amount of net operating loss carryforwards which could be used annually to offset future taxable income.

13.	LEASE COMMITMENTS

Operating Leases

The Company leases office space under operating leases in the U.S., Australia, Norway and the United Kingdom. Rent expense is recognized on a straight-line basis over the term of the lease. The difference between straight-line rent expense recognized and rent paid would be recognized as deferred rent on the accompanying consolidated balance sheets. There was no deferred rent at December 31, 2018. Total rent expense related to these leases was $840,632 for the year ended December 31, 2018. Monthly lease payments amounting to $23,986, $3,793, $38,137 and $7,642 are currently due for the U.S., Australia, United Kingdom and Norway leases, respectively.

The Company’s sublease for its existing office space in Boston, Massachusetts, as amended, extends through March 31, 2022. The Company’s two UK office leases, as amended, expire on May 31, 2019 and December 1, 2020, respectively. The Company leases two offices in Norway in Oslo and Bergen. The Oslo lease agreement was extended to December 31, 2019. The Bergen lease extends through December 31, 2020. Additionally, the Company’s lease for its existing office space in Australia ended on August 31, 2018. This lease was extended for a 3-year term to August 31, 2021.

Future minimum lease payments under operating leases for offices at December 31, 2018 are as follows:

Year Ended December 31,
2019	$586,388
2020	428,251
2021	205,417
2022	84,743
2023	9,207

$1,314,006

Exari Group, Inc.

Notes to Consolidated Financial Statements (Continued)

14.	CONCENTRATIONS, RISKS AND UNCERTAINTIES

Financial instruments that potentially subject the Company to concentrations of credit risk are cash and accounts receivable. The Company has no significant off-balance-sheet concentrations such as foreign exchange contracts, option contracts or other hedging arrangements. Cash is maintained at high quality financial institutions and may at times exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents. In addition, approximately $4,436,000 at December 31, 2018 was deposited in financial institutions outside the United States.

The Company has not experienced significant losses related to receivables from individual customers or groups of customers in any specific industry or geographic area. One customer accounted for 15% of consolidated revenues for the year ended December 31, 2018. No customers individually comprised greater than 10% of consolidated billed and unbilled accounts receivable at December 31, 2018.

15.	SUBSEQUENT EVENTS

Management has evaluated events and transactions through July 17, 2019 which is the date the consolidated financial statements were available to be issued.

On May 6, 2019, Coupa Software Incorporated completed the acquisition of the Company for a purchase price of approximately $215 million in cash (the “Acquisition”), which is subject to customary upward or downward adjustments for the Company’s working capital and other matters for up to 90 days following the transaction closing date. As part of the Acquisition, the outstanding balance of the Company’s debt was fully repaid and settled and the loan and security agreement was terminated. In addition, pursuant to the Company’s 2019 Management Incentive Plan, certain participants have been paid incentive bonus upon the consummation of the Acquisition.